                                                                      EXHIBIT 6


                                CO-SALE AGREEMENT

         THIS CO-SALE AGREEMENT is made this 2nd day of March, 2001, by and among Luxtec Corporation, a Massachusetts corporation (the "Company"), and the persons listed as Stockholders in the signature pages hereto (collectively, the "Stockholders" and individually, a "Stockholder").

         WHEREAS, in connection with the Agreement and Plan of Merger, dated November 27, 2000, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 8, 2001 (together, the "Merger Agreement"), by and among the Company, Laser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and PrimeSource Surgical, Inc., a Delaware corporation ("PSS"), the Company will issue shares of Series B Preferred Stock, shares of Series C Preferred Stock and shares of Series D Preferred Stock to certain of PSS's stockholders;

         WHEREAS, on February 3, 1998, PSS entered into an Investors' Rights Agreement (the "Investors' Rights Agreement") and a Voting Agreement (the "Voting Agreement") with holders of the PSS Common Stock and Series A Preferred Stock, on June 14, 1999, PSS entered into the Amended and Restated Stockholders Agreement (the "Amended and Restated Stockholders Agreement"), on various dates in November, 1999, PSS entered into Amendment No. 1 to Amended and Restated Stockholders' Agreement, on August 17, 2000, PSS entered into a Second Amended and Restated Stockholders' Agreement (the "Second Amended and Restated Stockholders' Agreement") and on January 23, 2001, PSS entered into Third Amended and Restated Stockholders' Agreement (collectively with the Investors' Rights Agreement, the Voting Agreement, the Amended and Restated Stockholders' Agreement and the Second Amended and Restated Stockholders' Agreement, the "Prior Agreements");

         WHEREAS, the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further their interests, the parties agree as follows:

         34. Certain Definitions.

         All terms not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), by and among the Company and the stockholders signatories thereto.

         "Rollover Stock" shall mean the Alternative Equity Financing Stock, Qualified Equity Financing Stock or Future Preferred Stock.

         "Rollover Stockholder" shall mean the Stockholders of Rollover Stock.



                                  Exhibit 6-1

         35. "Tag-Along" Rights for Sales by Rooney or Bayley or Series B Stockholders.

                  (a) If either Rooney or Bayley or Series B Stockholders (for purposes of this Section 2, the "Proposed Transferor") at any time or from time to time, in one transaction or in a series of related transactions, desires to sell, transfer or otherwise dispose of (collectively, "Transfer") (for purposes of this Section 2, a "Tag-Along Sale") shares of Common Stock and/or Preferred Stock to any Person (including the Company or any Subsidiary of the Company) (for purposes of this Section 2, the "Proposed Transferee"), then each of the Rollover Stockholders and Series C Stockholders shall have the right, but not the obligation, to elect that the Proposed Transferor be obligated to require, as a condition to such Tag-Along Sale, that the Proposed Transferee purchase from each such electing Rollover Stockholder or Series C Stockholder:

         up to the number of shares of Common Stock derived by multiplying the total number of shares of Common Stock owned by or issuable to such electing Rollover Stockholder or Series C Stockholder by a fraction, the numerator of which is equal to the number of shares of Common Stock then owned by or issuable to the Proposed Transferor that are to be purchased by the Proposed Transferee (without giving effect to any reduction in such number of shares by reason of any Rollover Stockholder's or Series C Stockholder's election to exercise the "tag-along" rights provided in this Section 2 in connection with such transaction) and the denominator of which is the total number of shares of Common Stock owned by or issuable to the Proposed Transferor prior to such sale; and

         up to the number of shares of Preferred Stock having an aggregate redemption value equal to the amount derived by multiplying the aggregate redemption value of the shares of Rollover Stock or Series C Preferred Stock owned by or issuable to such electing Rollover Stockholder or Series C Stockholder times a fraction, the numerator of which is the aggregate redemption value of the shares of Preferred Stock then owned by or issuable to the Proposed Transferor that are to be purchased by the Proposed Transferee (without giving effect to any reduction in such number of shares by reason of any Rollover Stockholder's or Series C Stockholder's election to exercise the "tag-along" rights provided in this Section 2 in connection with such transaction) and the denominator of which is the aggregate redemption value of the shares of Preferred Stock owned by or issuable to the Proposed Transferor prior to such sale;

PROVIDED, HOWEVER, that if any Rollover Stockholder or Series C Stockholder chooses not to sell any or all shares which such Rollover Stockholder or Series C Stockholder may be entitled to sell under this SECTION 2(a), and one or more of the Rollover Stockholders or Series C Stockholders is exercising its right to sell the maximum number of shares permissible (for purposes of this Section 2, each, a "Reoffer Stockholder"), then each Reoffer Stockholder and each of the Proposed Transferors shall have the option to sell such shares as to which the option to sell has not been exercised (for purposes of this Section 2, the "Reoffer Shares"), subject to allocation among them pro rata based on their respective ownership of shares of Common Stock or Preferred Stock, as the case may be.

         Any such sales by any Rollover Stockholder or Series C Stockholder shall be on the same terms and conditions as the proposed Tag-Along Sale by the Proposed Transferor. Each Rollover Stockholder or Series C Stockholder whose shares are sold in a Tag-Along Sale shall be



                                  Exhibit 6-2
required to bear a proportionate share of the expenses of the transaction, including, without limitation, legal, accounting and investment banking fees and expenses.

                  (b) The Proposed Transferor participating in a Tag-Along Sale shall promptly (and in no event less than thirty (30) business days prior to the consummation thereof) provide the Company with notice (for purposes of this
Section 2, the "Proposed Transferor Notice") of the proposed Tag-Along Sale (which the Company shall transmit to each Rollover Stockholder or Series C Stockholder within three (3) business days of its receipt thereof) containing the following:

         the name and address of the Proposed Transferee of the shares in the Tag-Along Sale;

         the number of shares of Common Stock and Preferred Stock proposed to be Transferred by the Proposed Transferor in the event that none of the Rollover Stockholders or Series C Stockholders elects to participate;

         the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by the Proposed Transferee;

         the aggregate number of shares of Common Stock and Preferred Stock held of record by such Proposed Transferor as of the date of the notice (for purposes of this Section 2, the "Notice Date") from the Proposed Transferor to the Company;

         the aggregate number of shares of Common Stock and Preferred Stock held of record as of the Notice Date by all Rollover Stockholders and Series C Stockholders as a group;

         the maximum number of shares of Common Stock and Preferred Stock each such Rollover Stockholder or Series C Stockholder is entitled to include in the Tag-Along Sale (as computed in accordance with the equations set forth in Section 2(a)); and

         that the Proposed Transferee has been informed of the "tag-along" rights provided for in Section 2(a).

                  (c) If a Rollover Stockholder or Series C Stockholder desires to participate in such Tag-Along Sale, such Series C Stockholder shall provide written notice (for purposes of this SECTION 2, the "Tag-Along Notice") to such Proposed Transferor not later than ten (10) business days after the Notice Date setting forth the number of shares of Common Stock, Rollover Stock and Series C Preferred Stock, if any, such Rollover Stockholder or Series C Stockholder elects to include in the Tag-Along Sale. In the event that any Rollover Stockholder or Series C Stockholder chooses not to sell any or all which such other Rollover Stockholder or Series C Stockholder may be entitled to sell under
SECTION 2(a), the Proposed Transferor participating in the Tag-Along Sale shall promptly (and in no event less than fifteen (15) business days prior to the consummation of such Tag-Along Sale) provide the Company with notice (for purposes of this SECTION 2, the "Reoffer Notice") of such Reoffer Shares available for sale pursuant to SECTION 2(a) (which the Company shall transmit to each Reoffer Stockholder within three (3) business days of its receipt thereof). If a Reoffer Stockholder desires to




                                  Exhibit 6-3
participate in the sale of any of the Reoffer Shares, such Reoffer Stockholder shall provide written notice thereof to such Proposed Transferor not later than five (5) business days after receipt of the Reoffer Notice setting forth the number of additional shares of Common Stock and Preferred Stock, if any, such Reoffer Stockholder elects to include in the Tag-Along Sale. A Rollover Stockholder or Series C Stockholder may elect to include shares in a Tag-Along Sale only if such Rollover Stockholder or Series C Stockholder elects to include in such Tag-Along Sale a ratio of shares of Common Stock to shares of Rollover Stock or Series C Preferred Stock equal to the ratio of shares of Common Stock to shares of Preferred Stock proposed to be sold by the Proposed Transferor in the Tag-Along Sale; PROVIDED, HOWEVER, that (i) if a Rollover Stockholder or Series C Stockholder is selling all shares of Common Stock owned by it and its Affiliates in such Tag-Along Sale, then the number of shares of Rollover Stock or Series C Preferred Stock sold by such Rollover Stockholder or Series C Stockholder in the Tag-Along Sale shall not be limited by the provisions of this sentence and (ii) if a Rollover Stockholder or Series C Stockholder is selling all of the shares of Rollover Stock or Series C Preferred Stock owned by it and its Affiliates in such Tag-Along Sale, then the number of shares of Common Stock sold by such Rollover Stockholder or Series C Stockholder in the Tag-Along Sale shall not be limited by the provisions of this sentence. In the event that the Proposed Transferee does not purchase the shares of the Proposed Transferor, then the proposed Tag-Along Sale by the Rollover Stockholders or Series C Stockholders to such Proposed Transferee shall not take place.

                  (d) The provisions of this SECTION 2 shall not apply to any transaction in which shares of Common Stock or Series B Preferred Stock are proposed to be sold publicly pursuant to a registration statement filed under the Act.

                  (e) Notwithstanding anything herein to the contrary, the rights and obligations provided for in this SECTION 2 shall terminate, with respect to all shares (other than Series C Preferred Stock) held by each Rollover Stockholder or Series C Stockholder, upon the occurrence of the effective date of the Company's registration statement in connection with its closing of a firm commitment underwritten public offering of shares of Common Stock by the Company and any selling stockholders in which (i) the aggregate price paid for such shares by the public shall be at least $25,000,000 and (ii) implies a post-equity valuation of the Company of at least $75,000,000.

         36. RESTRICTIONS ON ROONEY'S AND BAYLEY'S TRANSFER.

                  Each of Rooney and Bayley agrees that he will not sell, transfer or pledge any of his respective shares of the Company capital stock (or any direct or indirect interest therein) or any stock certificate representing the same, now or hereafter at any time owned by him, except as consented to in writing by a holders of a majority of the shares of the Series C Preferred Stock, which consent shall not be unreasonably withheld.

         37. EFFECTIVENESS OF AGREEMENT. This Agreement shall not become effective until the Effective Time (as defined in the Merger Agreement) of the Merger. If the Merger (as defined in the Merger Agreement) is not consummated then this Agreement shall be of no force and effect and the Prior Agreements shall remain in full force and effect pursuant to its terms.



                                  Exhibit 6-4

         38. NOTICES.

         All notices, requests, consents and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by hand-delivery, registered or certified first-class mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                  (a) if to GE, at its address set forth on the signature pages hereto, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071-3197, Facsimile: (213) 229-7250, Attention: Linda L. Curtis;

                  (b) if to a Stockholder who is not GE, at the most current address given by the Stockholder to the Company in accordance with the provisions hereof, which address initially is the address of the Stockholder set forth on the signature pates hereto; and

                  (c) if to Rooney or Bayley, initially at his address set forth on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions hereof, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Facsimile: (213) 687-5600, Attn: Gregg Noel. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         39. ENTIRE AGREEMENT AND AMENDMENTS.

                  (a) This Agreement, together with the Registration Rights Agreement dated as of even date herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and upon the effectiveness of this Agreement as set forth in Section 4 hereof, supersedes the Prior Agreements in their entirety with respect to each party to such prior agreements. The parties hereto acknowledge and agree that the Prior Agreements shall be of no force and effect with respect to the parties hereto following the effectiveness of this Agreement.

                  (b) Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by Rooney, Bayley and the Stockholders owning at least eighty percent (80%) of the shares owned by the Stockholders; PROVIDED, HOWEVER, that any amendment hereto shall require the consent of the holders of 50% of the then outstanding shares of Series C Preferred Stock provided that any amendment or modification of this Agreement that would adversely affect any of the expressed rights contained herein of any party hereto may be effected only with the consent of such party.

         40. GOVERNING LAW; SUCCESSORS AND ASSIGNS.

         This Agreement shall be governed by the laws of the State of Delaware and shall bind and inure to the benefit of and be binding upon the respective heirs, personal representatives,



                                  Exhibit 6-5
executors, administrators, successors and assigns of the parties (including transferees of any shares of Registrable Securities). Without limiting the generality of the foregoing, all covenants and agreements of the Stockholders shall bind any and all subsequent holders of their shares, and the Company agrees that it shall not transfer on its records any such shares unless (i) the transferor Stockholder shall have first delivered to the Company and the other Stockholders the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been a Stockholder hereunder and (ii) the certificate or certificates evidencing the shares so transferred bear the legend required by Section 14 of the Registration Rights Agreement.

         41. EXPENSES.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         42. SEVERABILITY.

         If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         43. AGGREGATION OF STOCK.

         All shares of Registrable Securities held or acquired by affiliated entities or any Stockholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         44. FURTHER ASSURANCES.

         Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         45. CAPTIONS.

         Captions are for convenience only and are not deemed to be part of this Agreement.

         46. COUNTERPARTS.



                                  Exhibit 6-6

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         47. NO INCONSISTENT AGREEMENTS.

         The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         Other than as disclosed on SCHEDULE A attached hereto, the Company has not previously entered into any agreement with respect to its securities granting any "piggy back" registration rights to any Person. The Company represents and warrants to each of the Holders of Registrable Securities that, except as set forth in this Agreement or on SCHEDULE B attached hereto, as of the date hereof, there are no outstanding "demand" registration rights with respect to the Company's securities. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

         48. FORMS.

         All references in this Agreement to particular forms of Registration Statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

                                    * * * * *
                         (Signatures on following pages)




                                  Exhibit 6-7

         IN WITNESS WHEREOF, the parties hereto have executed this Co-Sale Agreement as of the day and year first above written.

                                           LUXTEC CORPORATION


                                           By: /s/ James Hobbs
                                              ---------------------------------
                                           Name:  James Hobbs
                                           Title: President and Chief Executive
                                                  Officer



                                           /s/ John F. Rooney
                                           ------------------------------------
                                               John F. Rooney

                                           6685 N. Las Leonas
                                           Tucson, Arizona 85718



                                           /s/  Michael K. Bayley
                                           ------------------------------------
                                                Michael K. Bayley

                                           6755 N. Mamaronick
                                           Tucson, Arizona 85718


                                           GE Capital Equity Investments, Inc.


                                           By: /s/ David Gibbs
                                           ------------------------------------
                                           Name:   David Gibbs
                                           Title:  Senior Vice President

                                           120 Long Ridge Road
                                           Stanford, Connecticut 060267


                                  Exhibit 6-8

                                           Coleman Swenson Hoffman Booth IV L.P.

                                           By:  Its General Partner

                                           CSHB Ventures IV L.P.


                                           By: /s/ Larry Coleman
                                              ----------------------------------
                                           Name:  Larry Coleman
                                           Title: General Partner

                                           237 Second Avenue South
                                           Franklin, Tennessee  37064-2649

                                           BAM Enterprises, LLC


                                           By: /s/  John F. Rooney
                                              ----------------------------------
                                           Name:    John F. Rooney
                                           Title:   President

                                           6685 N. Las Leonas
                                           Tucson, Arizona 85718



                                               /s/ William H. Lomicka
                                           -------------------------------------
                                                   William H. Lomicka

                                           7406 North Secret Canyon Drive
                                           Tucson, Arizona  85718


                                  Exhibit 6-9

                                           Webbmont Holdings, L.P.


                                           By: /s/ Robert Fisher
                                             ----------------------------------
                                           Name:   Robert Fisher
                                           Title:  President of General Partner

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia  30309


                                           Investors Equity, Inc.


                                           By:  /s/ Robert W. Fisher
                                              ----------------------------------
                                           Name:    Robert W. Fisher
                                           Title:   President


                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia  30309



                                           By:  /s/  Virginia A. Fisher
                                              ---------------------------------
                                                     Virginia A. Fisher

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia 30309



                                           By:  /s/ Robert Neale Fisher
                                              ---------------------------------
                                                    Robert Neale Fisher

                                           1355 Peachtree Street, Suite 1100
                                           Atlanta, Georgia 30309





                                           By:  /s/ Robert J. Franz
                                              ---------------------------------
                                                    Robert J. Franz


                                  Exhibit 6-10

                                                   /s/   Mary E. Franz
                                           ------------------------------------
                                                         Mary E. Franz

                                           3841 South Vista Place
                                           Chandler, Arizona  85248


                                           Geneva Middle Market Investors, L.P.


                                           By: /s/ James Goodman
                                              ----------------------------------
                                           Name:  James Goodman
                                           Title

                                           70 Walnut Street
                                           Wellesley, Massachusetts  02181


                                  Exhibit 6-11